Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG)
Multimanager Core Bond Portfolio (AXA-VIP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Multi-Asset Income - Global IG Corporates (BR-INC-IGD)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-BI) Master Total Return Portfolio of Master Bond LLC (MF-BOND)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
07-09-2014

Security Type:
BND/CORP


Issuer
American International Group, Inc. (2044)

Selling Underwriter
U.S. Bancorp Investments, Inc.

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Deutsche Bank Securities Inc., Goldman, Sachs &
Co., Morgan Stanley & Co. LLC, U.S. Bancorp
Investments, Inc., Barclays Capital Inc., HSBC
Securities (USA) Inc., RBC Capital Markets, LLC,
RBS Securities Inc., ANZ Securities, Inc., Lloyds
Securities Inc., Mizuho Securities USA Inc., nabSecurities, LLC, Nomura Securities
International, Inc., PNC Capital Markets LLC,
Santander Investment Securities Inc., Scotia
Capital (USA) Inc., SG Americas Securities, LLC,
SMBC Nikko Securities America, Inc., Standard
Chartered Bank, UniCredit Capital Markets LLC,
CastleOak Securities, L.P., Drexel Hamilton, LLC,
ING Financial Markets LLC, Loop Capital Markets
LLC, Mischler Financial Group, Inc.,  Natixis
Securities Americas LLC, MFR Securities, Inc.,
Samuel A. Ramirez & Company, Inc., Sandler O'Neill
& Partners, L.P., Muriel Siebert & Co., Inc.,
Toussaint Capital Partners, LLC, The Williams
Capital Group, L.P.


Transaction Details

Date of Purchase
07-09-2014


Purchase Price/Share
(per share / % of par)
$99.397

Total
Commission,
Spread or
Profit
0.875%


1.	Aggregate Principal Amount Purchased (a+b)
$130,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$9,280,000

b. Other BlackRock Clients
$120,720,000

2.	Aggregate Principal Amount of Offering
$1,500,000,000

Fund Ratio
[Divide Sum of #1 by #2] Must be less than 0.25
(unless securities are Government Securities)
0.08666


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
 types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3
 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years
 of continuous operations]
[ ] Eligible Municipal Securities [Issuer must have 3
 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years
 of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date:
07-15-2014

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
07-15-2014

Global Syndicate Team Member